EXHIBIT 10.13
                          INDUSTRIAL REAL ESTATE LEASE

                                   ARTICLE I.

                                   BASIC TERMS


         This Article I contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article I explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         Section 1.1. DATE OF LEASE: JUNE 12, 1997

         Section 1.2. LANDLORD (INCLUDE LEGAL ENTITY):JETEX GROUP, INC., A FLORIDA CORPORATION Address of Landlord: 7210 N.W. 46TH STREET, MIAMI, FL 33166

         Section 1.3. TENANT (INCLUDE LEGAL ENTITY):GENETIC VECTORS, INC., A FLORIDA CORPORATION

Address of Tenant:         5201 N.W. 77TH AVENUE, SUITE 100, MIAMI, FL  33166

         Section 1.4. PROPERTY: The Property is part of Landlord's multi-tenant real property development known as PALMETTO BUSINESS CENTER as described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.5(a). The Property is A FLEX SPACE PROJECT CONTAINING 13,926 RENTABLE SQUARE FEET AND LOCATED AT SUITE 100, 5201 N.W. 77TH AVENUE, MIAMI, FL 33166. THE PROPERTY IS DEPICTED ON EXHIBIT "E."

         Section 1.5. LEASE TERM: 10 years 0 months BEGINNING ON JUNE 13, 1997 or such other date as is specified in this Lease, and ENDING ON JUNE 12, 2007.


         Section 1.6. PERMITTED USES: (See Article V) THE PERMITTED USES SHALL BE OFFICE, WAREHOUSE, MANUFACTURING AND LABORATORY USES, ALL OF WHICH SHALL BE PERMITTED IN THE BROADEST SENSE WITHOUT LIMITATION OR RESTRICTION, SO LONG AS TENANT ENGAGES IN SUCH USES IN THE OPERATION OF A BIOTECHNICAL COMPANY INVOLVED IN RESEARCH AND DEVELOPMENT AND SO LONG AS TENANT COMPLIES WITH ALL RELEVANT GOVERNMENTAL REGULATIONS AND DOES NOT DISTURB ANY OTHER TENANTS OF THE PROJECT.

         Section 1.7. TENANT'S GUARANTOR: (If none, so state) NONE

         Section 1.8. BROKERS: (See Article XIV) (If none, so state)

Landlord's Broker:   CB COMMERCIAL
Tenant's Broker:     NONE

         Section 1.9. COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article XIV) $ 105,163.74

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         Section 1.10. INITIAL SECURITY DEPOSIT:  (See Section 3.3):  $46,130.00
IN THE FORM OF A LETTER OF CREDIT.

         Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (See Section 4.5) 40

         Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:

            (a) BASE RENT: Fifteen thousand three hundred seventy-six and 63/100 Dollars ($15,376.63) per month for the first twelve months, as provided in
Section 3.1, and shall be increased each and every year on the anniversary date of the Commencement Date of this Lease by three percent (3%) per year, cumulative, over the prior year's Base Rent.

            (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes above the "Base Real Property Taxes" (See Section 4.2); (ii) Utilities (See Section 4.3); (iii) Increased Insurance Premiums above "Base Premiums" (See Section 4.4); (iv) Tenant's Proportionate Share of Common Area Maintenance Expenses 49.5% (See
Section 4.5); (v) Maintenance, Repairs and Alterations (See Article VI).

            Section 1.13. COSTS AND CHARGES PAYABLE BY LANDLORD: (a) Base Real Property Taxes (See Section 4.2); (b) Base Insurance Premiums (See Section 4.4(c)); (c) Base Amount of Common Area Maintenance Expenses (see Section 4.5);
(d) Maintenance and Repair (See Article VI).

            Section 1.14.  LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:
(See Section 9.5) fifty percent (50%) of the Profit (the "Landlord's Share").

            Section 1.15. RIDERS: The following Riders are attached and made a part of this Lease: (If none, so state) OPTION TO EXTEND TERM LEASE RIDER


                                   ARTICLE II.

                                   LEASE TERM


         Section 2.1. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.5 above for the beginning of the Lease Term.

         Section 2.2. This section is intentionally deleted.



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         Section 2.3. This section is intentionally deleted.

         Section 2.4. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).


                                  ARTICLE III.

                                    BASE RENT


         Section 3.1. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand, except as otherwise set forth in this Lease. Each payment of Base Rent shall be accompanied by the sales tax due thereon. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. Base Rent for any period during the Lease Term which is for less than one month shall be a prorated portion of the monthly installment herein, based on the number of days of that month.

         Section 3.2. This section is intentionally deleted.

         Section 3.3. SECURITY DEPOSIT; INCREASES. Upon execution of the Lease, Tenant shall deliver to Landlord a security deposit (the "Security Deposit") in the form of an unconditional, irrevocable documentary letter of credit (the "Letter of Credit") issued by First Union National Bank in the amount of $46,130.00, which Letter of Credit shall name Landlord as the beneficiary thereof, and which Letter of Credit shall be in form satisfactory to Landlord in the exercise of its reasonable discretion. The Letter of Credit shall provide for an expiration date of no sooner than one (1) year from the effective date thereof. Tenant covenants to cause the Letter of Credit to be renewed for successive periods of one (1) year until the Lease terminates and to deliver each original extension to Landlord no less than thirty (30) days prior to expiration. The Letter of Credit shall provide that Landlord, as beneficiary, shall have the right to draw all or part of the proceeds upon delivery of its sight draft accompanied by written certification of an authorized officer of the Landlord to the effect that the Landlord is entitled to draw the funds requested as a result of Tenant's default under the Lease beyond the expiration of all applicable grace and cure periods. If Landlord draws all of part of the proceeds to cure any default of Tenant under the Lease, Tenant shall restore the Letter of Credit to its original amount within twenty (20) days' of Landlord's written request, which shall be accompanied by evidence of how the funds drawn by


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Landlord  were  spent.  Landlord  shall give  Tenant no less than ten (10) days'
written notice prior to making any draw on the Letter of Credit.

         Section 3.4. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article VII (Damage or Destruction), Article VIII (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall return the Letter of Credit (in its original amount minus any funds drawn by Landlord pursuant to Section 3.3 above, to the extent not restored by Tenant), together with any extensions, to Tenant (or its successor) within thirty (30) days after Tenant (or its successor) vacates the Property. Landlord shall also refund, within such thirty (30) days, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.


                                   ARTICLE IV.

                         OTHER CHARGES PAYABLE BY TENANT


         Section 4.1. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

         Section 4.2.      PROPERTY TAXES.

            (a) REAL PROPERTY TAXES. Landlord shall pay the "Base Real Property Taxes" on the Property during the Lease Term. "Base Real Property Taxes" are the greater of (1) real property taxes applicable to the Property as shown on the tax bill for the base year 1998; or (2) if the structures on the Property are not completed by the tax lien date for the base year 1998, the taxes shown on the first tax bill showing the full assessed value of the Property after completion of the structures. Tenant shall pay Landlord the amount, if any, by which the real property taxes during the Lease Term exceed the Base Real Property Taxes. Subject to Paragraph 4.2(c), Tenant shall make such payments on the later of (i) within twenty (20) days after receipt of Landlord's statement showing the amount and computation of such increase or (ii) no later than twenty
(20) days prior to the date such payment is payable by Landlord in order that Landlord may take advantage of the maximum discount possible. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.

            (b)  DEFINITION OF "REAL  PROPERTY  TAX." "Real property tax" means:
(i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets,


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sidewalks,  road maintenance,  refuse or other services provided to the Property by any governmental agency; and (iv) any charge or fee replacing any tax previously included within the definition of Real Properly Tax. "Real Property Tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes; or the cost of any capital improvements, including but not limited to special assessments for sidewalks, curb cuts, or other installations so long as such capital improvements do not directly benefit Tenant as determined by Landlord in the exercise of its reasonable discretion.

            (c) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.2(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord on the later of (i) within twenty (20) days after receipt of Landlord's written statement with evidence of assessment from the taxing authority or (ii) no later than twenty (20) days prior to the date such payment is payable by Landlord in order that Landlord may take advantage of the maximum discount possible.

            (d) PERSONAL PROPERTY TAXES.

                (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within twenty (20) days after Tenant receives a written statement from Landlord for such personal property taxes with evidence of assessment from the taxing authority.

         Section 4.3. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal, power for the air conditioning system and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within twenty
(20) days after receipt of Landlord's written statement with evidence of how Landlord calculated this figure.

         Section 4.4.      INSURANCE POLICIES.

                  (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per person and Three Million Dollars ($3,000,000) per occurrence/accident and


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shall be subject to periodic increase based upon inflation,  increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors except that any such increase shall be reasonable and consistent with standards in the industry and the local market with respect to coverage of this nature. The liability insurance obtained by Tenant under this Paragraph 4.4(a) shall (i) be primary and non-contributing; (ii) contain
cross-liability  endorsements;   and  (iii)  insure  Landlord  against  Tenant's
performance under Section 5.5, if the matters giving rise to the indemnity under
Section 5.5 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

            (b) PROPERTY  AND RENTAL  INCOME  INSURANCE.  During the Lease Term,
Landlord shall maintain policies of insurance covering loss of or damage to the Property and the Project in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall also carry liability insurance in amounts equal to insurance carried by Tenant, covering the Property and the Project. Landlord shall have the right to obtain flood insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Tenant's insurance policies maintained pursuant to this Section 4.4, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

            (c) PAYMENT OF PREMIUMS.

                (i) Landlord shall pay the "Base Premiums" for the insurance policies maintained by Landlord under Paragraph 4.4(b). Base Premiums shall be the greater of (i) insurance premiums paid by Landlord for insurance of the Property during the base year 1998; or (ii) insurance premiums Landlord would pay for a fully occupied Property with all structures completed.

                (ii) Tenant shall pay Landlord the amount, if any, by which the insurance premiums for all policies maintained by Landlord under Paragraph
4.4(b) with respect to the Property have increased over the Base Premiums, whether such increases result from the nature of Tenant's occupancy, any act or omission of Tenant, the requirement of any lender referred to in Article XI (Protection of Lenders), the increased value of the Property or general rate increases. However, if Landlord substantially increases the amount of insurance carried or the percentage of insured value after the period during which the Base Premiums were calculated, Tenant shall only pay Landlord the amount of


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increased premiums which would have been charged by the insurance carrier if the amount of insurance or percentage of insured value had not been substantially increased by Landlord. This adjustment in the amount due from Tenant shall be made only once during the Lease Term. Thereafter, Tenant shall be obligated to pay the full amount of any additional increases in the insurance premiums, including increases resulting from any further increases in the amount of insurance or percentage of insured value. Subject to Section 4.5, Tenant shall pay Landlord the increases over the Base Premiums within twenty (20) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be pro rated on an annual basis. Increases under this Section shall be limited to one per calendar year.

            (d) GENERAL INSURANCE PROVISIONS.

                (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

                (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, but only after giving Tenant no less than twenty (20) days written notice of its intention to do so, in which case Tenant shall reimburse Landlord for the cost of such insurance within twenty (20) days after receipt of a statement that indicates the cost of such insurance actually expended by Landlord.

                (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide." Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.4 may not be available in the future. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

                (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or


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damage.  Upon obtaining the required policies of insurance,  Landlord and Tenant
shall  give  notice  to  the  insurance   carriers  of  this  mutual  waiver  of
subrogation.

         Section 4.5. COMMON AREAS; USE, MAINTENANCE AND COSTS.

            (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities; and convert Common Areas into leasable areas, provided such conversion does not have a materially adverse effect on Tenant's operation of the Property. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.

            (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

            (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent, eight of which shall be reserved for Tenant's exclusive use as shown on Exhibit "B." Vehicles shall be parked only in striped parking spaces and not in driveways or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant agrees not to use more than the allocated spaces noted in Section 1.11 in the parking areas of the Project (excluding loading areas, where additional parking is permitted).

            (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's reasonable discretion, as a first-class industrial/commercial real property development.

            (e) PRO RATA SHARE OF COMMON AREA MAINTENANCE EXPENSES. In each year of the Lease Term, Tenant will pay to Landlord, in addition to the Base Rent, as further Additional Rent, "Tenant's Proportionate Share" of "Common Area Maintenance Expenses" less the "Base Amount."

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                (i)  "Tenant's  Proportionate  Share" shall mean a proportion of the Common Area Maintenance Expenses, calculated by multiplying the total Common Area Maintenance Expenses by a fraction, the numerator of which shall be the number of square feet contained in the Property and the denominator of which shall be the aggregate number of square feet of leasable building space in the Project, which percentage share is hereby agreed to be 49.5 percent.

                (ii) "Base Amount" shall mean a sum equal to the Aggregate Common Area Maintenance Expenses estimated by Landlord in the exercise of its reasonable discretion for the base year of 1998, subject to the following: If the Project is not fully occupied during the base year of 1998, the Base Amount for purposes of this Section 4.5 shall be determined as if the Project had been fully occupied during such calendar year (meaning occupancy of 100% of the rentable area of the Project).

                (iii) "Common Area Maintenance Expenses" as used herein means the total cost and expense incurred in operating, and repairing the Project, the building on the Project (the "Building") and Common Areas, as defined in Section 4.5(a) of the Lease. Common Area Maintenance Expenses shall specifically include, without limitation:

                    (a)  gardening,   landscaping   and   irrigation,   repairs,
painting;

                    (b) management fees;

                    (c) sanitary control, removal of trash, rubbish, garbage and other refuse from the Common Areas but not from the Property or any other rentable areas of the Project;

                    (d) depreciation of machinery and equipment;

                    (e) the cost of maintenance and support personnel, including but not limited to payroll and applicable payroll taxes, worker's compensation insurance and fringe benefits;

                    (f) utility charges for the Common Areas;

                    (g) water and sanitary sewer charges not billed directly to Tenant;

                    (h) insurance for the Common Areas; and

                    (i) any and all other charges, costs or expenses which may be associated with Landlord's operation of the Project (excluding Real Property Taxes and Insurance).

                    "Common Area Maintenance Expenses" shall not include:



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                         (1)  Cost  of  decorating,   redecorating,  or  special
     cleaning or other services not provided on a regular or periodic basis to tenants of the Project;

                         (2) Wages, salaries, fees and fringe benefits paid to executive personnel or officers or partners of Landlord;

                         (3) Any charge for depreciation of the Project and any interest or other financing charge;

                         (4) Any charge for Landlord's income, taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business;

                         (5)  All  costs   relating   to   activities   for  the
     solicitation and execution of leases of space in the Project;

                         (6) All costs for which Tenant or any other tenant in the Project is being charged other than pursuant to the Common Area Expenses clauses;

                         (7) The cost of any electric current furnished to the Property or any rentable area of the Project for purposes other than the operation of the Project equipment and machinery and the lighting of building machinery or fan rooms or other Common Areas;

                         (8) The cost of correcting defects in the construction of the Project or in the building equipment except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

                         (9) The cost of any repair made by Landlord because of the total or partial destruction of the Project or the condemnation or a portion of the Project;

                         (10) Any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

                         (11) The cost of any item for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Project pursuant to clauses similar to this paragraph;

                         (12) The cost of any addition or capital improvements to the Project subsequent to the date of original construction subject to item (19) below;

                         (13) The cost of any repairs, alterations, additions, changes, replacements and other items which under generally accepted accounting principles were properly classified as capital expenditures to the extent they upgrade or improve the Project as opposed to replace existing items which have worn out and which would not be considered to constitute reasonable expenses for the operation or maintenance of the Project;

                         (14) Any operating expenses representing an amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship;

                         (15) The cost of tools and equipment used initially in the construction, operation, repair and maintenance of the Project;

                         (16) The cost of any work or service performed for or facilities furnished to any tenant of the Project to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

                         (17) The cost of alterations of space in the Project leased to other tenants;

                         (18) The cost of overtime or other expense to Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense except that if general maintenance of the Common Areas requires overtime, such may be included subject to all other terms of this Lease;

                         (19) Capital improvements or expenditures incurred to reduce operating expenses shall be included in Common Area Expenses to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvement or item) or the actual savings;

                         (20) Ground rent or similar payment to a ground lessor;

                         (21) The cost of removal, abatement or treatment of asbestos or any other hazardous substance or gas.

                  (f) Landlord may reasonably  estimate  Tenant's  Proportionate
Share of the Common Area Maintenance Expenses referred to in this Section and Tenant shall pay one-twelfth of said estimated amount monthly in advance, together with the next due payment of Base Rent. In no event shall Tenant's Proportionate Share of Common Area Expenses (excluding those expenses related to utility charges for the Common Areas and water and sanitary sewer charges not billed directly to Tenant) for any calendar year of the Lease Term exceed the greater of (i) Tenant's Proportionate Share of Common Area Expenses (excluding those expenses related to utility charges for the Common Areas and water and sanitary sewer charges not billed directly to Tenant) for the prior calendar year multiplied by one hundred and five percent (105%) or (ii) Tenant's Proportionate Share of Common Area Expenses (excluding those expenses related to utility charges for the Common Areas and water and sanitary sewer charges not billed directly to Tenant) for the prior calendar year of the Lease Term multiplied by a fraction, the numerator of which shall be the CPI-U, as that term is hereinafter defined, for the 11th calendar month of the immediately prior lease year, and the denominator of which shall be the CPI-U for the 11th calendar month of the second most prior lease year. The CPI-U shall mean the "Consumer Price Index--Seasonally Adjusted U.S. City Average for all Items for All Urban Consumers, (1982-84=100)," published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor. If the CPI-U is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical or recognized authority shall be used for making the computation set forth above. Tenant's obligation to make payments of Tenant's Proportionate Share of Common Area Expenses shall not commence until January 1, 1999. After the end of each calendar year in the Lease Term, Landlord shall furnish Tenant a statement of the actual Common Area Maintenance Expenses. This statement shall become final and conclusive between the parties unless Landlord receives written detailed objections with respect thereto within twenty days of receipt thereof. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within twenty days following Tenant's receipt thereof and any overpayment shall be immediately credited against Tenant's obligation to pay Additional Rent in connection with estimated Common Area Maintenance Expenses for the next year, or, if by reason of any termination of this Lease, no such future obligations exist, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit or refund any overpayment found to be owing to Tenant as aforesaid upon their resolution of said objection.

                  In no event will the total amount collected from all tenants of the Project with regard to Common Area Maintenance Expenses exceed 100% of the Common Area Maintenance Expenses actually incurred by the Project. Common Area Maintenance Expenses shall be reasonable, and directly related to the operation of the Project. Landlord will utilize its best efforts to minimize Common Area Maintenance Expenses.

                  Upon termination of the Lease, Landlord shall furnish Tenant a statement of the actual Common Area Expenses and Tenant's Proportionate Share thereof for the last year of the Lease. Any balance shown to be due pursuant to such statement shall be paid to the party to whom the balance is due by the other within twenty (20) days of receipt of the statement.

         Section 4.6. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes past due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         Section 4.7. INTEREST ON PAST DUE OBLIGATIONS. Provided Landlord has given Tenant no less than ten (10) days' written notice and an opportunity to cure, any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         Section 4.8. This section is intentionally deleted.

         Section 4.9. BOOKS AND RECORDS. Tenant shall have the right to examine Landlord's books and records to ensure Landlord's compliance with those provisions of this Article IV dealing with Common Area Maintenance Expenses. Prior to examining Landlord's books and records, Tenant shall give Landlord no less than ten (10) days' written notice, and Tenant shall conduct such inspection during Landlord's normal business hours.


                                   ARTICLE V.

                                 USE OF PROPERTY


         Section 5.1. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.6 above.

         Section 5.2. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including an occupational license, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         Section 5.3. HAZARDOUS MATERIALS.

            (a) DEFINITIONS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

            (b) HANDLING OF HAZARDOUS MATERIALS. Tenant's business is such that Tenant will handle Hazardous Materials on a regular basis. Landlord acknowledges and consents to the handling of such Hazardous Materials on the Property, provided that: (i) Tenant will handle and dispose of such Hazardous Materials in accordance with all applicable laws, and shall obtain all necessary permits associated with its handling of Hazardous Materials; (ii) in its handling of Hazardous Materials, Tenant will in no way contaminate the Property or the Project.

            (c) DOCUMENTATION. Tenant agrees to document all disposal of Hazardous Materials, if any, by one of the following types of documentation: a Hazardous Materials/Waste Manifest; a Bill of Lading from a bonded hazardous substance transporter showing shipment to a licensed hazardous waste facility; or a confirmation of receipt of materials from a recycler, a waste exchange operation, or other permitted hazardous waste management facility and to keep the same on file for no less than five years following the expiration of this Lease or any extensions thereof.

            (d) ACCESS. Tenant agrees to allow reasonable access to the Property for monitoring of the above by Landlord, Dade County, DERM and the Florida DEP to assure compliance with the above as well as any other conditions relating to the use of the Property, subject always to Section 5.6 of the Lease.

            (e) AUDITS. Upon reasonable notice (but no more than once per calendar year), Landlord shall have the right to perform Class I or Class II environmental audits at any time during the Lease Term and any extensions thereof and for a period of one year following the expiration of this Lease and any extensions thereof, and, if the results of any such audit reveal the existence of any condition which would entitle Landlord to indemnification under the Environmental Indemnification provisions hereinbelow, the cost of such audit shall be paid by Tenant as Additional Rent hereunder. If no such condition is revealed, Landlord shall pay the cost of such audits.

            (f) ENVIRONMENTAL INDEMNIFICATION. All defined terms used in this Lease shall be applicable to this Environmental Indemnification. In addition, the following defined terms shall be used herein:

                (i) Corrective Work: the removal, relocation, elimination, remediation or encapsulation, of Hazardous Materials from all or any portion of the Property and (to the extent provided in subparagraph 5.03(g) hereof) surrounding areas and, to the extent thereby required, the reconstruction and rehabilitation of the Property:

                    (1)  pursuant  to  and  in  compliance   with   Governmental
     Requirements; or

                    (2) if the present or future use, operation, leasing, development, construction, alteration or refinancing of the Property or any part of the Project is limited or restricted in any way by reason of the use of such Hazardous Materials by Tenant or an agent of Tenant in violation of Governmental Requirements;

                (ii) Governmental Requirements: Any present and future:

                    (1) federal, state or local laws, rules or regulations; and

                    (2)  judicial  or  administrative   interpretation  thereof,
     including any judicial or administrative orders or judgments;

                (iii) Hazardous Materials: As defined in Section 5.3(a) above.

                (iv) Indemnified Losses: damages, losses, liabilities,  cost and expenses of Corrective Work, obligations, penalties, fines, impositions, fees, levies, lien removal or bonding costs, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursement or expenses (including without limitation, attorneys' and experts' reasonable fees and disbursement) of any kind and nature whatsoever, including interest thereon related to, concerning or arising out of Tenant's causing or permitting Hazardous Materials to pollute or contaminate the Property, the Project or any part thereof or any property outside of the Project if related to acts or occurrences by Tenant within the Project. The Indemnified Losses shall not extend to the costs of Corrective Work pertaining to any matter not caused by an act or omission of Tenant or one of its agents or one of Tenant's guests or invitees.

                Except as limited in Section 5.3(f)(iv) and in Section 5.3(m), Tenant covenants and agrees, at its sole cost and expense, to indemnify, and protect and save Landlord harmless against and from any and all Indemnified Losses which may at any time be imposed upon, incurred by or asserted or awarded against Landlord whether the Indemnified Losses arise before, during or after, enforcement of the remedies and rights available to Landlord under the Lease.

                (g) TENANT IN POSSESSION.

                    (i) So long as Tenant is in possession, custody and control of the Property, Landlord agrees that prior to the undertaking of Corrective
Work, Tenant may at its sole cost and expense contest the Governmental Requirements and or perform any Corrective Work, provided that at all times all of the following conditions are continuously satisfied in full:

                         (1) no material, uncured event of default (other than as related to the Hazardous Materials involved in such contest or Corrective Work) exists under the Lease;

                         (2) Landlord and its agents, officers, directors, servants, employees, contractors and shareholders shall not be subject to any criminal or other penalties, fines, costs or expenses, by reason of such contest or Corrective Work or any delays in connection therewith;

                         (3) unless Tenant has instituted a contest as permitted hereunder with respect to any Corrective Work, Tenant shall commence the Corrective Work promptly after obtaining actual knowledge of the Hazardous Materials on, in, under or affecting the Property or any surrounding areas (but only if such Hazardous Materials were placed on, in, under or about the Property by Tenant or one of Tenant's agents), but at least twenty (20) days prior to commencement of such Corrective Work (unless the governmental agency involved requires such Corrective Work to be done too quickly to allow twenty (20) days in which case, as soon as possible prior to such commencement), Tenant will submit to Landlord in conformity with Landlord's reasonable requirements (which requirements may not create conditions which violate Governmental Requirements), reasonably detailed plans for such Corrective Work complying with Governmental Requirements. If, within said twenty (20) day period, Landlord, in its reasonable judgment, rejects such plans, Tenant shall promptly submit revised plans conforming to Landlord's reasonable requirements for Landlord's approval. If within twenty (20) days from Landlord's receipt of the original plans, or revised plans, Landlord fails to approve or reject such original plans, or revised plans, as the case may be, the same shall be deemed accepted by Landlord. All Corrective Work shall be performed in compliance with such approved original or revised plans;

                         (4) a contest, if instituted, shall be instituted promptly after Tenant or Landlord obtains actual knowledge of an action, suit, proceeding, or governmental order or directive which asserts any obligation or liability affecting all or any portion of the Property, or Tenant or Landlord and diligently prosecuted until a final judgment is obtained;

                         (5) Corrective Work shall be instituted promptly following an unsuccessful non-appealable completion of the contest and shall be diligently prosecuted until the Hazardous Materials involved in the contest are removed, relocated, encapsulated and/or disposed of as required by the Governmental Requirements;

                         (6) Tenant shall notify Landlord within 10 days after commencement of such contest or Corrective Work and shall render to Landlord a written monthly report detailing the progress thereof including such information as Landlord shall reasonably request; and

                         (7) if Landlord is named in any action or proceeding as a necessary party or as a party defendant relating to matters covered by this Indemnity, Landlord agrees to utilize counsel designated by Tenant, subject to Landlord's right of approval, not to be unreasonably withheld or delayed. If Landlord is not named in any such action or proceeding, Landlord, at its expense, shall have the right (but not the obligation) to join in any action or proceeding in which Tenant contests any Governmental Requirements.

                         So long as all such conditions are continuously satisfied, Landlord agrees that Landlord will not enter into any settlement agreement binding upon Tenant, without its prior consent which consent will not be unreasonably withheld or delayed.

                    (ii) Promptly after the receipt by Landlord of written notice of any demand or claim or the commencement of any action, suit or proceeding in respect of any of the Indemnified Losses, Landlord shall notify Tenant thereof in writing.

                (h) UNIMPAIRED INDEMNIFICATION. The liability of Tenant under this Indemnity shall in no way be limited or impaired by:

                    (i) any amendment or modification of the Lease;

                    (ii) any extension of time for performance required by any provision of the Lease;

                    (iii) any sale or transfer of all or any part of the Project;

                    (iv) the accuracy or inaccuracy of the representations and warranties made by Tenant under the Lease;

                    (v) the cessation of business within the Property by Tenant and/or any successor to Tenant's interest as tenant in the Property.

                (i) COURSE OF ACTION. The Tenant:

                    (i) waives any right or claim of right to cause Landlord to proceed under any provision of the Lease before proceeding under this Indemnity against Tenant in any particular order; and

                    (ii) agrees that any payments required to be made hereunder shall become due on demand;

                (j) LANDLORD'S DELAY. No delay on Landlord's part in exercising any right, power or privilege under the Lease shall operate as a waiver of any such right, power or privilege.

                (k) BINDING ON SUCCESSORS. This Indemnity shall be binding upon Tenant and its respective heirs, personal representatives, successors and assigns and shall inure to the benefit of and, where applicable, shall be binding upon, Landlord and its successors, affiliates and participants which acquire all or any part of the Project or the Lease by any sale, assignment or foreclosure under financing encumbering the Project, by deed or other assignment in lieu of foreclosure, or otherwise, including if Landlord or such successor, affiliate or participant, is the successful bidder at a foreclosure of the remedial sale.

                (l) TERM OF INDEMNIFICATION. Tenant agrees that this Indemnity shall continue throughout the Lease Term, and any extensions thereof, and for a period of not less than one (1) year following termination of the Lease for any reason. Further, said one (1) year period shall be extended during the pendency of litigation or administrative claims involving Indemnified Losses pertaining to Hazardous Materials covered by this Indemnity pending at the expiration of the one year period. The Indemnity shall include reasonable costs and expenses (including experts' and attorneys' fees disbursements) incurred or expended by Landlord in enforcing this Indemnity. Landlord agrees to utilize counsel designated by Tenant (if Tenant is also a party defendant in such matters) subject to Landlord's right or approval, not to be unreasonably withheld or delayed.

                (m) INDEPENDENT VERIFICATION. Landlord shall, at all times, at Landlord's discretion and expense, be free to independently establish to its satisfaction the existence or non-existence of any fact or facts, the existence or non-existence of which is a condition of this Indemnity or any of its provisions.

                (n) LANDLORD'S REPRESENTATION. Landlord represents and warrants to Tenant that as of the date of the Lease, no condition exists which would entitle Landlord to indemnification under the Environmental Indemnification provisions of this Lease; that the Project is currently free from environmental contamination of any sort; and that Landlord has recently conducted and received a phase 1 environmental audit covering the Project, which audit has revealed no contamination or other condition which would require further analysis or Corrective Work.

         Section 5.4. SIGNS AND AUCTIONS. Tenant, at its expense, shall be permitted to install one exterior sign on the west elevation (front) of the Project and one on the south elevation (side) of the Project, both of which shall be subject to Landlord's approval in the exercise of its reasonable discretion and subject to the approval of all relevant governmental agencies.
Subject to Landlord's approval in the exercise of its reasonable discretion, both of these signs may be large enough to be easily readable from the Palmetto Expressway. In addition, subject to Landlord's approval in the exercise of its reasonable discretion, Tenant may place smaller, directional and identification signs at the rear and south side of the Project. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

         Section 5.5. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenants obligations under this Lease;
(d) any  misrepresentation  or breach of warranty by Tenant under this Lease; or

(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims or liability arising from: (a) Landlord's use of the Project; (b) the conduct of Landlord's business or anything else done or permitted by Landlord to be done in or about the Project resulting from the presence or use of Hazardous Materials caused or permitted by Landlord (other than Tenant's tenancy or Tenant's use or handling of Hazardous Materials); (c) any breach or default in the performance of Landlord's obligations under the Lease; (d) any misrepresentation or breach of warranty by Landlord under this Lease; or (e) other acts or omissions of Landlord. Landlord shall defend Tenant against any such cost, claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any legal fees or costs incurred by Tenant in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any act or omission of Tenant or its agents, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's acts or omissions, the risk for which Landlord assumes. As used in this Section, the term "Tenant" and "Landlord" shall include Tenant's and Landlord's employees, agents, contractors and invitees, if applicable.

         Section 5.6. LANDLORD'S ACCESS. Landlord recognizes and understands that Tenant's business is such that it regularly handles patented, proprietary technology under development, which includes, without limitation, products that are highly sensitive to contamination and changes in temperature. In this regard, Landlord's entry into the Property shall be governed strictly by the provisions of this paragraph to protect against contamination of Tenant's work product. In this regard, Landlord shall: (1) enter the Property only after no less than twenty-four hours' written notice is delivered to Tenant, and only during Tenant's normal business hours; (2) enter and inspect the Property accompanied at all times by a representative of Tenant; and (3) keep in strictest confidence any and all information it learns regarding Tenant's business. In the case of a bona-fide emergency that poses an immediate and material threat to safety or property values (such as a fire or burst water pipe), Landlord may enter the Property without the twenty-four hour notice provided for herein, outside of Tenant's normal business hours, and without a representative of Tenant, so long as Landlord first attempts to notify Tenant of its intent to enter by first telephoning Tenant at its emergency contact number and then paging Tenant through its emergency pager system (Tenant shall notify Landlord of its emergency contact number and of the number of its pager system, and any changes thereto). Landlord shall instruct its employees and agents to comply at all times with the provisions of this paragraph. Any failure on the


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part of Landlord,  its agents or employees to comply with the provisions of this
Paragraph shall constitute a default by Landlord under this Lease. Subject to the limitation contained in this paragraph, Landlord or its agents may enter the Property to show the Property to potential buyers, investors or tenants or other parties; or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary in the exercise of its reasonable discretion. During the last six months of the Lease (and if Tenant has exercised a renewal option, during the last six months of the renewal period) Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         Section 5.7. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

         Section 5.8. LANDLORD'S OPERATION OF THE PROJECT.

            (a) Landlord may lease and/or otherwise transfer the other portions of the Project to entities that will use those portions of the Project either for office use or for warehouse use. Notwithstanding the foregoing: (i) no noxious or offensive activity shall be carried on, in or upon the Project, nor shall anything be done thereon which may be or become an annoyance or nuisance to Tenant, in the exercise of its reasonable discretion; (ii) no portion of the Project may be used for any of the following uses: Retail (as hereinafter defined), restaurant, church, dance hall, bar, tavern, lounge, massage parlor, strip joint, spa, movie theater, pornographic store, taxidermy, entertainment center, gym, day care center, clinic or school. For purposes of this Paragraph, Retail shall mean the following uses: (1) department store; (2) drug store; (3) pharmacy; (4) bank; (5) boutique; (6) supermarket; (7) specialty store; (8) general merchandise store; (9) food market; (10) flea market; (11) variety store; (12) shoe store; (13) apparel store; (14) clothing store; (15) fabric store; (16) computer store; (17) greeting card shop; (18) record, music or video store; (19) book store; (20) stationery store; (21) gift shop; (22) candy store;
(23) furniture store;  (24) hosiery store;  (26) jewelry store;  (27) toy store;
(28) sporting goods store; (29) any establishment that can be categorized as a "super store," including, without limitation, (a) a sport super store (such as Sports Authority), (b) a baby super store (such as Baby Superstore), (c) a computer super store (such as Comp USA), or (d) a super store that sells electronic or household equipment to the public (such as Best Buy or Service Merchandise); (30) any entity that sells any of the following directly to the public: (a) computer hardware, (b) computer software, (c) office supplies, (d) housewares, (e) building supplies, (e) electronic equipment, (f) records, (g) cassettes, (h) videos, (i) compac disques, (j) books, (k) home improvement items; (31) automobile dealership; (32) car wash; or (33) any entity that sells or installs tires, batteries or auto accessories. Landlord may lease portions of the Project for uses defined above as Retail, provided that retail sales (to entities that allow consumers to purchase their products directly) are incidental to wholesale sales and/or distribution.


                                   ARTICLE VI.

           CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 6.1. EXISTING CONDITIONS. Landlord represents and warrants to Tenant that: (i) it has obtained a permanent certificate of occupancy for the Project and the Property; (ii) the Project and the Property have been constructed in full compliance with all governmental requirements (local, state and federal) including, without limitation, the Americans with Disabilities Act;
(iii) all structural aspects of the Property and the Project, including, without limitation, the roof, structure, exterior weatherproofing system, building exterior (including, without limitation, doors, windows and exterior walls), stucco and foundation (collectively, the "Structural Items") have been properly installed in accordance with high construction standards; (iv) all mechanical, electrical, plumbing, HVAC, security, fire protection and sprinkler systems (collectively the "Systems") have been properly installed and are in good working order in accordance with all construction documents approved by all applicable municipalities; all light fixtures are properly lamped; all HVAC systems have been filtered; (v) all items that can be classified as "finishes" (the "Finished Components"), including, without limitation, cabinetry, tile, floors and ceilings have been properly installed and completed in accordance with high construction standards; (vi) Landlord shall pursue with diligence any and all claims it may have under any and all warranties it has with respect to construction work on the Property, including, without limitation, warranties from Landlord's contractor; (vii) Landlord shall proceed with diligence to repair all items noted on the punch list attached hereto as Exhibit "C" (the "Punch List"), so that all Punch List items which are classified as urgent on the Punch List are completed as soon as is feasible but in no event later than 30 days after the date of the Lease and all items which are classified as non-urgent on the Punch List are completed as soon as is feasible but in no event later than 90 days after the date of the Lease.

         Section 6.2. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, when such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project, provided Landlord proceeds with diligence to complete repair of such damage within ten (10) days of the date the damage occurred (so long as the item to be repaired is one Landlord has a responsibility to repair pursuant to Paragraph 6.3). Subject to the preceding sentence, Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this
Section 6.2 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct or for its failure to fulfill all of its obligations as such are set forth in this Lease.

         Section  6.3.  LANDLORD'S  OBLIGATIONS.  Subject to the  provisions  of
Article VII (Damage or Destruction) and Article VIII (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Property in good order, condition and repair. Landlord shall be responsible for keeping the Structural Items and the Systems in the Building and the Project, but not within the Property (the "Exterior Systems") in good condition and repair. To the extent the Structural Items or Exterior Systems require repairs, Tenant shall give written notice thereof to Landlord, and Landlord shall complete all such repairs within thirty (30) days of the date of the notice. However, if such repairs reasonably require more than thirty (30) days to complete, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, if the item to be repaired materially impairs Tenant's ability to operate its business, Landlord shall have five (5) days to complete such repairs, failing which Tenant may (but shall not be obligated to), upon no less than twenty-four hours written notice to Landlord, complete such repairs. For purposes of this Paragraph, an item shall be deemed to materially impair Tenant's ability to operate its business if it relates to an interruption or breakdown in any of the Exterior Systems or Structural Items. Throughout the term of the Lease, as such may be extended, Landlord shall provide Tenant with access to electricity and water as such access currently exists on the Property. If Landlord will approve any interruptions in these services: (i) Landlord must deliver no less than twenty-four (24) hours' written notice to Tenant of such interruption and (ii) such interruption cannot last for more than twenty-four hours (unless such interruption is beyond Landlord's control). If any interruption extends beyond a twenty-four hour period, Tenant shall have the right (but not the obligation), upon no less than twenty-four hours written notice to Landlord, to cure the cause of such interruption. Within ten (10) days of the date of this Lease, Landlord shall provide Tenant with true and correct copies of all warranties in its possession relating to the Property, the
Structural Items and the Systems (including Exterior Systems and Interior Systems (as defined below)). To the extent any item on the Property, including, without limitation, Structural Items, Exterior Systems and Interior Systems are covered by a warranty (the "Warrantied Items"), Landlord covenants that if and when repairs are needed to such Warrantied Items (as such need may be conveyed by Tenant to Landlord in writing), Landlord shall immediately pursue all of its rights under such warranties with diligence, and Tenant shall have no responsibility with respect to Warrantied Items, for the term of such warranties so long as Tenant complies with all maintenance requirements of said warranties.

         Section 6.4. TENANT'S OBLIGATIONS.

            (a) Except as provided in Section 6.3, Article VII (Damage or Destruction), Article VIII (Condemnation), and except for Warrantied Items (as defined in Section 6.3 above), Tenant shall keep all interior portions of the Property, including all systems within the Property (the "Interior Systems"), in good order, condition and repair (including interior repainting and refinishing, as needed). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Notwithstanding the foregoing, as long as Tenant is maintaining the Interior Systems in a good and operative condition, Landlord shall have no right to interfere with such maintenance, and if Landlord chooses to conduct any work on the Interior Systems, such work shall be at Landlord's sole cost and expense. The intent of the parties is that Tenant shall maintain the Interior Systems without interference from Landlord, unless Tenant has failed to maintain the Interior Systems in a good and operative condition, ordinary wear and tear excepted.

            (b) Tenant  shall  fulfill  all of Tenant's  obligations  under this
Section 6.4 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.4, Landlord may, upon ten
(10) days' prior notice to Tenant (subject to the limitations of Sections 5.6 and 6.4(a) above and except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair within twenty (20) days after receipt by Tenant of evidence of costs actually expended by Landlord. Landlord shall not interfere with Tenant's maintenance and repair of the Interior Systems unless they have been left inoperative or damaged by Tenant.

         Section 6.5. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

            (a) Landlord  acknowledges  that Tenant intends to make  substantial alterations, additions and improvements to the Property. Prior to commencing any work on the Property, Tenant shall deliver proposed plans and specifications to Landlord, which shall be subject to Landlord's approval in the exercise of its reasonable discretion. If Landlord fails to approve or disapprove such plans and specifications within five (5) business days of receipt of them, Landlord shall be deemed to have approved them. All such alterations, additions and improvements shall be done in full compliance with all governmental rules and regulations and shall be performed by a licensed contractor. Throughout the term of the Lease, as such may be extended, Tenant may choose to construct or modify additions and/or alterations on the Property. Landlord acknowledges Tenant's improvements may require HVAC, plumbing, vent and/or exhaust penetrations through the roofing system, which penetrations shall be properly waterproofed by Tenant in such a manner as is reasonably acceptable to Landlord and as shall not invalidate Landlord's roofing bond, if any, and/or warranty. In the construction of its improvements, Tenant may use any fixtures or installations currently on the Property (the "Landlord's Fixtures") and, subject to Landlord's approval in the exercise of its reasonable discretion, may move them from their current location on the Property to other locations on the Property. To the extent any of the Landlord's Fixtures are not used or anticipated to be used during Tenant's alteration process, they shall be returned to Landlord at the Property. Tenant, at Tenant's sole cost and expense, shall be responsible for making any and all additions, alterations and improvements necessary to allow Tenant to lawfully use the Property for the permitted use specified in Paragraph 1.6 of the Lease (the "Tenant Improvements"). Construction of the Tenant Improvements by Tenant shall at all times be subject to the following conditions:

                (i)  Prior to  commencing  any work,  Tenant  shall  submit  for
Landlord's approval detailed plans and specifications for the Tenant Improvements to be made by Tenant, which approval shall not be unreasonably withheld. If Landlord fails to approve or disapprove such plans and specifications within five (5) business days of receipt of them, Landlord shall be deemed to have approved them.

                (ii)  Landlord   shall  also  have  the  right  to  approve  the
contractors to be used by Tenant for Tenant Improvements, which approval shall not be unreasonably withheld.

                (iii) Tenant's work shall comply with the provisions of all applicable governmental codes and regulations, and, prior to commencing any work, Tenant shall deliver to Landlord copies of all governmental permits and authorizations which may be required in connection with the use of the Property and construction of the Tenant Improvements.

                (iv) Tenant shall (and shall require that all contractors) comply with all applicable provisions of the Florida Mechanics' Lien Law, and the provisions of this Section 6.5.

                (v) Tenant's work shall be subject to Landlord's periodic review.

                (vi) Tenant's contractors must procure workmen's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury; and no work shall be commenced until Landlord shall have received copies of certificates of insurance confirming the existence of such insurance coverage. The amount of such insurance coverage shall be in accordance with statutory requirements and mandates.

                (vii) Prior to commencing any work, Tenant shall obtain, for the benefit of Landlord or any holder of a mortgage given by Landlord encumbering the Project, such additional liability, property damage and casualty insurance as Landlord or such other party may reasonably require because of the nature of the work to be done by Tenant.

            (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property. In accordance with the applicable provisions of the Florida Mechanic's Lien Law and specifically Florida Statutes, Section 713.10, no interest of Landlord in the Property, or the Project, or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Property of this provision exculpating Landlord's liability for such liens.

            Notwithstanding the foregoing, if any mechanic's lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Property or the Project or this leasehold, or any alterations, fixtures or improvements therein or thereto as a result of any work, action, or inaction done by or at the direction of Tenant, Tenant will discharge same of record within thirty (30) days after the filing thereof, failing which Tenant will be in default under the Lease. In such event without waiving Tenant's default, Landlord, in addition to all other rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request, Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord. It is understood and agreed between the parties hereto that the expenses, costs and charges referred to above shall be considered as Additional Rent due and shall be included in any lien for rent.

         Section 6.6. CONDITION UPON TERMINATION. Upon termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in good condition, ordinary wear and tear excepted, subject to the provisions of this
Paragraph: (i) Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article VII; (ii) Tenant may, in its sole discretion, remove any additions, alterations or improvements it constructed on the Property (including, but not limited to, laboratory equipment, fixtures, casework, hoods and exhaust fans; HVAC and water purifier equipment; and standby power generator and fuel tank); (iii) Tenant shall repair any damage to the Property resulting from such removal, and shall restore it to useable condition;
(iv) Upon termination of the Lease, Tenant shall not remove any of the Landlord's Fixtures from the Property, but Tenant shall have no obligation either to deliver them to Landlord or to return them to their originally installed location as of the date of the Lease; (v) To the extent any of Landlord's Fixtures have not been used by Tenant, they shall be left wherever Tenant has last used them on the Property, ordinary wear and tear excepted; (vi) Tenant shall have no obligation to replace any of the Interior Systems; Tenant shall only be obligated to return them to Landlord in an operative condition, ordinary wear and tear excepted, and subject to all other terms of this Lease; and (vi) at Landlord's option, Landlord may require that Tenant restore the warehouse space (the "Warehouse Space"), as such Warehouse Space is depicted on Exhibit "D" attached hereto in the same condition it was on the date of the Lease, ordinary wear and tear excepted. Tenant's responsibility to restore shall be limited to the Warehouse Space.


                                  ARTICLE VII.

                              DAMAGE OR DESTRUCTION


         Section 7.1. PARTIAL DAMAGE TO PROPERTY.

            (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than twenty percent (20%) of the Property is untenantable as a result of such damage or less than twenty percent (20%) of Tenant's operations are materially impaired) this Lease shall remain in effect and Landlord shall repair the damage within ninety (90) days of the date of the casualty. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

            (b) If the damage to the Property occurs during the last six (6) months of the Lease Term (or, if the Tenant has exercised its renewal option during the last 6 months of the renewal period), and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         Section 7.2. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.1), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within two (2) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within fifteen (15) days after Tenant's notice of the occurrence of total or substantial destruction.

         Section 7.3. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article VII, any rent payable during the period of such damages, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         Section 7.4. This section is intentionally deleted.


                                  ARTICLE VIII.

                                  CONDEMNATION


         If a substantial portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate automatically as of the date the condemning authority takes title or possession. If a non-substantial portion of the Property is taken under the power of a Condemnation, Tenant, in its sole and absolute discretion, may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to Landlord within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If Tenant does not terminate this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures, removable personal property, and other installations onto the Property which have been placed on the Property at Tenant's cost and expense; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation within ninety (90) days of the date of the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. For purposes of this paragraph, a Condemnation of twenty percent (20%) or more of the square footage of the Property shall be deemed substantial.


                                   ARTICLE IX.

                            ASSIGNMENT AND SUBLETTING


         Section 9.1. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.2 below. Landlord has the right to grant or withhold its consent as provided in Section 9.5 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. Landlord recognizes that Tenant is a public company which will experience changes in ownership of its stock, none of which shall be deemed a prohibited transfer under this Article.

         Section 9.2. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         Section  9.3.  NO RELEASE  OF TENANT.  No  transfer  permitted  by this
Article IX, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article IX. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Such action shall not relieve Tenant's liability under this Lease.

         Section 9.4. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in


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writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.5 with respect to any proposed transfer shall continue to apply.

         Section 9.5. LANDLORD'S CONSENT.

            (a)  Tenant's  request  for  consent to any  transfer  described  in
Section 9.1 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease, and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

            (b) If Tenant assigns or subleases, the following shall apply:

                (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The Profit means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

                (ii)  Tenant  shall   provide   Landlord  a  written   statement
certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation. all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share


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



shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.5(b) shall be a material default of the Lease.

                (iii) Notwithstanding anything to the contrary in this Article IX, no Profit shall be due or payable to Landlord if the assignment or sublease is to an entity that is affiliated with, or under common control with Tenant.

         Section 9.6. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article IX, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.


                                   ARTICLE X.

                               DEFAULTS; REMEDIES


         Section 10.1. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 10.2. DEFAULTS.  Tenant shall be in material default under this
Lease:

            (a) If Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.4;

            (b) If Tenant fails to pay rent or any other charge within ten (10) days after the date such payment is due;

            (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

            (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

            (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

         Section 10.3. REMEDIES. On the occurrence of any material default by Tenant after the expiration of the grace periods described in Section 10.2 above, Landlord may, at any time thereafter:

            (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord or maintain Tenant's right to possession, in which case this Lease shall continue in effect. In either case, the following provisions shall govern:

                (i) If such event occurs during the first five years of the Lease Term, Landlord shall be entitled to recover from Tenant each month until the expiration of the fifth lease year, the monthly payment of Rent that Tenant is obligated to make under the Lease, and, at the end of the fifth lease year, a final payment equal to three months Rent, adjusted to the amount Rent will be during the fifth lease year under the terms of this Lease (the "Final Payment"), at which point Landlord shall return the Letter of Credit to Tenant, and Tenant shall be relieved of all obligations under the Lease. If Tenant fails to make any monthly payment as described in this Paragraph within ten (10) days after Landlord delivers written notice to Tenant that such payment is past due (which ten day period shall be in addition to the ten (10) day period described in
Section 10.2(b) above and in addition to the thirty (30) day periods described in Section 10.2(c) and 10.2(d) above), then Landlord shall be entitled to declare all amount of Rent due for the balance of the first five year term, plus the Final Payment, to be immediately due and payable, at which point those sums shall be accelerated;

                (ii) If such event occurs during the second five years of the Lease Term, Landlord shall be entitled to recover from Tenant each month until the expiration of the Term, the monthly payment of Rent that Tenant is obligated to make under the Lease at which point Landlord shall return the Letter of Credit to Tenant and Tenant shall be relieved of all obligations under the Lease. If Tenant fails to make any monthly payment as described in this Paragraph within ten (10) days after Landlord delivers written notice to Tenant that such payment is past due (which ten day period shall be in addition to the ten (10) day period described in Section 10.2(b) above and in addition to the thirty (30) day periods described in Section 10.2(c) and 10.2(d) above), then Landlord shall be entitled to declare all amount of Rent due for the balance of


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


the second five year term, plus the Final Payment to be immediately due and payable, at which point those sums shall be accelerated;

                (iii) Landlord may draw on the Letter of Credit if and when it is entitled to acceleration under Paragraphs (i) or (ii) above. To the extent Landlord does not draw on the letter of Credit, it shall be returned to Tenant when Landlord has received the payments to which it is entitled under Paragraphs
(i) or (ii) above;

                (iv) Landlord shall use best efforts to relet the Property, in which case Tenant shall receive a credit for monthly payments of rent received by Landlord under such new lease less any and all expenses associated with reletting.

                (v) The parties agree that it would be difficult or impossible to determine Landlord's actual damages in the event of a material default by Tenant, and that the amount set forth herein is a fair and reasonable estimate of the total detriment that Landlord would suffer in the event of a material default by Tenant. Landlord's damage remedy shall at all times be limited by the provisions of this Paragraph 10.3(a).

            (b) Subject to the limitation on damages contained in Subsection 10.3(a), either Landlord or Tenant may pursue against the other any other remedy now or hereafter available under the laws of Florida arising form a breach of the Lease.

         Section 10.4. This section is intentionally deleted.

         Section 10.5. This section is intentionally deleted.

         Section 10.6. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.


                                   ARTICLE XI.

                              PROTECTION OF LENDERS


         Section  11.1.   SUBORDINATION.   Landlord  shall  have  the  right  to
subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, provided the holder of such mortgage or deed of trust or such ground lessor shall agree in writing not to disturb Tenant's rights under this Lease. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet


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



possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 11.2. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease provided such ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale shall agree in writing not to disturb Tenant's rights under this Lease and to assume the Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         Section 11.3. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within thirty (30) days of receipt of written request from Landlord, this failure shall constitute a default under this Lease, for which Landlord will be entitled to the remedies outlined in Paragraph 10.3 above.

         Section 11.4. ESTOPPEL CERTIFICATES. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within thirty (30) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. Upon Tenant's written request, Landlord shall execute, acknowledge and deliver the same information to Tenant. The failure by either party to deliver the statement called for in this Paragraph within thirty (30) days of receipt of written request from the other shall constitute a default under this Lease, for which the non-defaulting party shall be entitled to the remedies outlined in Paragraph
10.3 above.

         Section 11.5. TENANT'S FINANCIAL CONDITION. Within thirty (30) days after written request from Landlord (but no more than once per calendar year), Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee,


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


subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.


                                  ARTICLE XII.

                                   LEGAL COSTS


         Section 12.01. LEGAL PROCEEDINGS. In any litigation arising out of this Lease, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees, costs and expenses.

         Section 12.1. This section is intentionally deleted.


                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS


         Section 13.1. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         Section 13.2. LANDLORD'S LIABILITY; CERTAIN DUTIES.

            (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

            (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing.
Landlord shall not be in default under this Lease unless Landlord (or such ground lessor. mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, if such non-performance materially impairs Tenant's ability to operate its business, Landlord shall cure within five (5) days, failing which Tenant can, upon twenty-four hours written notice to Landlord, effect a cure. For purposes of this Paragraph, an item shall be deemed to materially impair Tenant's ability to operate its business if it related to an interruption or breakdown in any of the Exterior Systems or Structural Items.

            (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

         Section 13.3. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or ANY part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         Section 13.4. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct. acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         Section 13.5. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         Section 13.6. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail. return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.2 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         Section 13.7. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         Section 13.8. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         Section 13.9. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenants successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 13.10. CORPORATE AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. Each person signing this Lease on behalf of Landlord represents and warrants that he has full authority to do so and that this Lease binds the Landlord. Upon request, Landlord shall deliver to Tenant the same corporate resolutions that Tenant is required to deliver under this Paragraph.

         Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty.

         Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         Section 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

         Section 13.15. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE

TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE.

         Section 13.16. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.


                                  ARTICLE XIV.

                                     BROKERS


         Section 14.1. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.8 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in Section
1.9 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

         Section 14.2. PROTECTION OF BROKERS. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article XIV. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

         Section 14.3. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: CB Commercial Real Estate Group, Inc., who represents the LANDLORD.

         In the event that CB Commercial represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

                                   ARTICLE XV.


                                   COMPLIANCE


         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.


                                  ARTICLE XVI.

                                   ABATED RENT


         Base Rent for the first five (5) months of the Lease term shall be $7,688.31 per month.


                                  ARTICLE XVII.

                                    BASE YEAR


         The Base Year for all purposes in this Lease shall be 1998.


                                 ARTICLE XVIII.

                               CANCELLATION OPTION


         So long as Tenant is not in default under this Lease at the time of exercise, Tenant shall have the option to cancel the Lease effective at the end of the fifth (5th) Lease year by delivering written notice to Landlord no later than nine (9) months prior to the expiration of the fifth (5th) Lease year. Upon giving said notice, Tenant shall pay a cancellation fee equal to three (3) months of the then current Base Rent.


                                  ARTICLE XIX.

                             GENERATOR AND FUEL TANK


         Tenant, at Tenant's expense, shall have the right to install an emergency generator and fuel tank in an exterior location proximate to the meter room, subject to Landlord's approval in the exercise of its reasonable discretion and subject to the approval of all appropriate governmental entities.

                                   ARTICLE XX.

                              RIGHT OF FIRST OFFER


            (a) Tenant shall throughout the Lease Term, as such may be extended, have a continuing right to lease ("Tenant's Right to Lease") any space in the Project that is available or becomes available for lease to third parties (all such space being referred to herein as "First Offer Space").

            (b) From time to time during the Lease Term at any time(s) that Landlord anticipates that First Offer Space may become available, and at any time upon request of Tenant, Landlord shall give Tenant written notice of the availability of such First Offer Space setting forth Landlord's determination of the fair market rental rate for the applicable First Offer Space and including the date the existing tenant or occupant, if any, is expected to vacate such space ("Landlord's Availability Notice"). Tenant's lease of any First Offer Space will be on the same terms and conditions as contained in this Lease with respect to the original Property except that the Base Rent attributable to the First Offer Space shall be in an amount equal to the rent set forth in Landlord's Availability Notice; provided, however: (i) Tenant's Proportionate Share will be increased to take into account the additional square footage of the First Offer Space and all figures in this Lease affected by the addition of the square footage of the First Offer Space to the Property will be adjusted accordingly; and (ii) Tenant will be entitled, at no additional charge during the balance of the Term of the Lease, to a total of 2.9 additional parking spaces per 1,000 usable square feet of area within the First Offer Space.

            (c) Within ten (10) business days after Tenant's receipt of Landlord's Availability Notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to either: (i) lease such First Offer Space at the fair market rental rate set forth in Landlord's Availability Notice and the same non-economic terms as set forth in the Lease with respect to the Property; or (ii) refuse to lease such First Offer Space. Tenant's failure to timely chose either clause (i) or clause (ii) above, if not remedied within two
(2) business days after notice of such failure from Landlord, will be deemed to be Tenant's choice of clause (ii) above.

            (d) If Tenant chooses (or is deemed to have chosen) clause (c)(ii) above, Tenant's Right to Lease such First Offer Space will be null and void unless and until Landlord shall enter into negotiations with regard to the First Offer Space (or any portion thereof) with another proposed tenant if such negotiations contemplate a total rent (including, without limitation, rental abatement provisions) that is a better economic value for such space than the total rent (including, without limitation, rental abatement provisions) set forth in Landlord's Availability Notice, at which point, Tenant's Right to Lease the First Offer Space shall automatically convert into a Right of First Refusal with respect to the First Offer Space, to be governed by the following provisions: Prior to entering into a lease for any portion of the First Offer Space, Landlord shall offer Tenant the right to lease such portion of the First Offer Space in accordance with the terms and conditions contained in the lease or term sheet negotiated with the proposed tenant. Tenant shall have ten (10) days from receipt of Landlord's notice to agree to lease such First Offer Space, or portion thereof, on such terms, failing which Tenant's rights shall lapse, but only as to that First Offer Space, or portion thereof and only with respect to that offer. Tenant shall continue to have its Right to Lease with respect to such space to the extent it is not leased pursuant to that offer. For purposes of this paragraph, the total rent (including, without limitation, rental abatement provisions) negotiated with a proposed tenant shall be deemed to be a better economic value if, when adjusted to its net present value, it is lower than the total rent (including, without limitation, rental abatement provisions) set forth in Landlord's Availability Notice.

            (e) If Tenant exercises its Right to Lease pursuant to this paragraph, the parties shall promptly thereafter execute an amendment to this Lease to include the First Offer Space in the Property and to document the lease terms thereof.


                                  ARTICLE XXI.

                                     NOTICE


         In all instances where Tenant is entitled to notice from Landlord under the Lease, Tenant shall receive no less than twenty (20) days' written notice (except for notices regarding payment of rent).


                                  ARTICLE XXII.

                    LANDLORD'S COVENANTS AND REPRESENTATIONS
                              WITH RESPECT TO LIENS


         Landlord covenants and represents that in the event the holder or claimant under any lien on the Property or the Project initiates foreclosure proceedings, joins Tenant in any litigation, or otherwise impairs Tenant's ability to exercise its rights under this Lease, landlord shall, on no less than ten (10) days written notice from Tenant, either pay off and satisfy such lien of record or bond it to security, failing which Tenant shall have the right, but not the obligation, to bond such lien to security or to satisfy such lien and to offset any amounts paid by Tenant against the next installments of Base Rent to become due under this Lease until fully credited.


                                  ARTICLE XXIII

                      NON-DISTURBANCE FROM CURRENT LENDERS


         Landlord represents and warrants to Tenant that there are currently two mortgages encumbering the Property and the Project, one of which is held by Florida Business Development Corp. ("Florida Business") and the other by SunTrust Bank ("SunTrust"). Within fifteen (15) days of the date of this Lease,

Landlord shall obtain and deliver to Tenant non-disturbance agreements ("Non-Disturbance Agreements") from Florida Business and SunTrust, in form and substance reasonably acceptable to Tenant. Each Non-Disturbance Agreement shall provide, without limitation, that in the event the holder of a mortgage lien on the Property forecloses its lien, it shall not disturb any of Tenant's rights under the Lease and shall assume the Lease and all of landlord's obligations thereunder. If such Non-Disturbance Agreements are not delivered to Tenant within this fifteen (15) day period, Tenant may, in its sole discretion, cancel the lease without penalty, or alternatively, grant Landlord an extension to obtain such Non-Disturbance Agreements. No payments under this Lease (including without limitation, payments of Base Rent or Additional rent) shall be due from Tenant, nor shall the Letter of Credit be delivered to Landlord, until Landlord delivers to Tenant the Non-Disturbance Agreements called for in this Paragraph.

               (The rest of this page is intentionally left blank)

                    (Signature lines follow on the next page)

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                         "LANDLORD"

Signed on June 13, 1997               JETEX GROUP, INC.
at Miami, Florida
                                      By:  /s/ Jaime E. Suarez

                                      Name:  Jaime E. Suarez

                                      Its:  President

                                      By:_______________________________________

                                      Its:______________________________________


                                           "TENANT"

Signed on June 12, 1997               GENETIC VECTORS, INC.
at Miami, Florida.
                                      By:   /s/ Richard H. Tullis

                                      Name:    Richard H. Tullis

                                      Its:     Chief Executive Officer

                                      By:_______________________________________

                                      Its:______________________________________

                        OPTION TO EXTEND TERM LEASE RIDER



         This Rider is attached to and made part of that certain Lease (the " Lease") dated June 12, 1997 between Jetex Group, Inc., as Landlord, and Genetic Vectors, Inc., as Tenant, covering property located at Suite 100, 5201 N.W. 77th Avenue, Miami, Florida 33166, and more particularly described in the Lease (the "Property"). The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.   OPTION TO EXTEND TERM.

     1.   GRANT OF OPTION.

         Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Lease Term for an additional term of five (5) years (the "Extension"), on the same terms and conditions as set forth in the Lease, but at the rent as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least one hundred twenty (120) days before the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of exercise of an Option within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, Tenant shall not be in material default under any of the provisions of the Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term and all preceding Extensions.

     2.   PERSONAL OPTIONS.

         The Option is personal to the Tenant named in Section 1.3 of the Lease or any Tenant's Affiliate described in Section 9.2 of the Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord's consent), such Option shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to an entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord's consent), such Option shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with Article 9 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred.

B.   CALCULATION OF RENT.

         The Base Rent during the Extension shall be determined by a "Fair Rental Value" adjustment as defined below.

         The Base Rent shall be adjusted on the first day of the first year of the Extension (the "Rental Adjustment Date") to the "Fair Rental Value" of the Property, determined in the following manner:

                  (a) Not later than one hundred (100) days prior to the Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Rental Value of the Property as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the Fair Rental Value of the Property at least ninety (90) days prior to the applicable Rental Adjustment Date, the Fair Rental Value shall be determined by appraisal, by one or more appraisers (herein called "Appraiser(s)"), as provided below. Such appraiser(s) shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as MAI or equivalent.

                  (b) If Landlord and Tenant are not able to agree upon the Fair Rental Value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single Appraiser not later than seventy-five (75) days prior to the applicable Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single Appraiser within such time period, then Landlord and Tenant shall each appoint one Appraiser not later than sixty-five (65) days prior to the applicable Rental Adjustment Date. Within ten (10) days thereafter, the two (2) appointed Appraisers shall appoint a third (3rd) Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the Fair Rental Value of the Property. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the Fair Rental Value of the Property. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

                  (c) For the purposes of such appraisal, the term "Fair Rental Value" shall mean the price that a ready and willing tenant would pay, as of the applicable Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property (in the condition it was in on the date of the Lease, not on the Rental Adjustment Date, so that Fair Rental Value shall be based on the value of the Property without taking into account the value of the improvements installed by Tenant) if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used and taking into account the term of the Extension. If a single Appraiser is chosen, then such Appraiser shall determine the Fair Rental Value of the Property. Otherwise, the Fair Rental Value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the Appraiser(s) to complete the determination of the Fair Rental Value not later than thirty (30) days prior to the applicable Rental Adjustment Date. If the Fair Rental Value is not determined prior to the applicable Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the Fair Rental Value is determined. When the Fair Rental Value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and if the Fair Rental Value is higher than the Base Rent, Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder. In no event shall the rent payable during any year of the Extension be less than the Base Rent during the tenth year of the Lease.


Landlord:  JETEX GROUP, INC.            Tenant:  GENETIC VECTORS, INC.

By:   /s/ Jaime E. Suarez               By:   /s/ Richard H. Tullis

Name:  Jaime E. Suarez                  Name:     Richard H. Tullis

Title:  President                       Title:    Chief Executive Officer

Address:__________________________      Address:  2000 South Dixie Highway
__________________________________                Miami, Florida  33133

Date:  June 13, 1997                    Date:  June 12, 1997

                                   EXHIBIT "A"

                                   THE PROJECT


         Attached is a diagram of the Landlord's multi-tenant real property development known as the Palmetto Business Center. A copy is available upon request.

                                   EXHIBIT "B"

                                     PARKING


         Attached is a diagram of the Landlord's multi-tenant real property development known as the Palmetto Business Center. The diagram highlights the parking spaces to be used exclusively by the Company. A copy is available upon request.

                                   EXHIBIT "C"

                                   PUNCH LIST


         Attached is a list of defects and deficiencies identified by the Company which the Landlord has agreed to repair within the time specified in the Lease. A copy is available upon request.

                                   EXHIBIT "D"

                                 WAREHOUSE SPACE


         Attached is a diagram of certain warehouse space referred to in Section
6.6 of the Lease. A copy is available upon request.

                                   EXHIBIT "E"

                                  THE PROPERTY


         Attached is a diagram of the Landlord's Property, which is a flex space project containing 13, 926 rentable square feet and located at Suite 100, 5201 N.W. 77th Avenue, Miami, Florida 33166. A copy is available upon request.


























                                      E-1